EXHIBIT 99.1

[PROXY CARD]

PLAINS EXPLORATION & PRODUCTION COMPANY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – MAY 14, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE

PLAINS EXPLORATION & PRODUCTION COMPANY BOARD OF DIRECTORS

The undersigned appoints James C. Flores and John F. Wombwell, and each of them, as proxies with power of substitution in each, to represent the undersigned and to vote all the shares of common stock of Plains Exploration & Production Company (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting to be held in Houston, Texas on Friday, May 14, 2004 in the manner shown on this form as to the following matters and in their discretion on any other business or matters as may properly come before the meeting or any adjournment(s) or postponement(s) thereof, including an adjournment for the purpose of soliciting additional proxies.

PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO SUCH DIRECTION IS INDICATED ON THE REVERSE SIDE, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OR AUDIT COMMITTEE ON EACH PROPOSAL.

(CONTINUED AND TO BE SIGNED ON OTHER SIDE)

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FOLD AND DETACH HERE

PLAINS EXPLORATION AND PRODUCTION COMPANY

PLEASE MARK YOUR VOTES AS IN THE EXAMPLE

☒

The Company’s Board of Directors recommends

a vote “FOR” proposals 1 through 4.

1.	Proposal to either:

(i)	adopt the merger agreement with respect to, and approve the merger of, Plains Exploration & Production Company and Nuevo Energy Company; or

(ii)	approve the issuance of Plains common stock to Nuevo’s stockholders as a result of the merger of PXP California Inc., a wholly owned subsidiary of Plains, with and into Nuevo, with Nuevo becoming a wholly owned subsidiary of Plains in the alternate transaction;

in either case as a result of the transactions contemplated by the Agreement and Plan of Merger, dated February 12, 2004, by and among Plains, PXP California and Nuevo:

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	Proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $.01 per share, from 100,000,000 to 150,000,000 if the merger between the Company and Nuevo occurs:

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Proposal to approve the Company’s 2004 Stock Incentive Plan:

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	Election of Directors to serve until their successors are duly elected and qualified or until their earlier death, resignation or removal:

FOR the nominees listed below	WITHHOLD AUTHORITY for all nominees listed below
☐	☐

Nominees
James C. Flores Alan R. Buckwalter, III Jerry L. Dees Tom H. Delimitros John H. Lollar	(INSTRUCTION: to withhold authority to vote for the nominee(s), write the nominee’s name in the space provided below entitled “Exceptions”.)

EXCEPTIONS:

The Audit Committee of the Company’s Board of Directors

recommends a vote “FOR” proposal 5.

5.	Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004:

FOR	AGAINST	ABSTAIN
☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF A MOTION TO ADJOURN OR POSTPONE THE MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES FOR OR AGAINST A GIVEN PROPOSAL.

I hereby revoke any proxy or proxies previously given to represent or vote the shares of common stock of the Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.

Dated:	, 2004

Signature(s) of Stockholder(s):

Please sign this proxy as your name(s) appears above. Joint owners should both sign. If signed as attorney, executor, guardian or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

Please complete, date and sign this proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.